                                                                    EXHIBIT 4.25

                                                                     Page 1 of 7
                                                               19 September 2003

                           SPECIFIC SERVICE AGREEMENT

                                    BETWEEN

                     SONY ERICSSON MOBILE COMMUNICATIONS AB
                  (HEREINAFTER REFERRED TO AS "SONY ERICSSON")

                                       AND

                   NAMTAI ELECTRONIC (SHENZHEN) COMPANY LTD.
                   (HEREINAFTER REFERRED TO AS THE "SUPPLIER")

                           REGARDING PROJECT "JI-LONG"

                                                                     Page 2 of 7
                                                               19 September 2003

TABLE OF CONTENTS

1. TERMINOLOGY, INTEGRATED PART ........................     1
2. SCOPE OF THE SSA ....................................     2
3. FORECASTS AND ROADMAPS ..............................     2
4. COMMUNICATION AND CONTACT PERSONS ...................     2
5. INDUSTRIALISATION SERVICES ..........................     2
6. INDUSTRIALISATION-TEST APPLICATIONS .................     3
7. PROTOTYPES ..........................................     3
8. SPECIFICATION .......................................     3
9. DOCUMENTATION .......................................     3
10. PRICING AND TERMS OF PAYMENT .......................     3
11. TERMS OF DELIVERY ..................................     4
12. PACKING AND LABELLING ..............................     4
13. QUALITY ............................................     4
14. PURCHASE OF COMPONENTS .............................     5
15. TERM OF AGREEMENT AND TERMINATION ..................     5

ENCLOSURES:

Enclosure 2.3      Project Plan, 1/10053-FCP101XXX Latest Edition

Enclosure 10.1     Prices and Price model

Enclosure 14.1     Purchase of components

Enclosure 14.2     Forecast Flexibility & Liability model

                                                                     Page 1 of 7
                                                               19 September 2003

SPECIFIC SERVICE AGREEMENT

made as of 19th September 2003, by and between

Sony Ericsson Mobile Communications AB, Org no 556615-6658, a limited liability company duly incorporated and existing under the laws of Sweden, with its principal office at Nya Vattentornet, S-221 88 Lund, Sweden, hereinafter referred to as "Sony Ericsson",

and

NAMTAI ELECTRONIC (SHENZHEN) COMPANY LTD., a corporation duly incorporated and existing under the laws of The Peoples' Republic of China ("PRC") and having its registered officer at Gu Su Industrial Estate, Xinan, Baoan, Shenzhen, PRC (hereinafter referred to as the "Supplier").

(hereinafter referred to as the "Supplier").

WHEREAS:

1. Ericsson and Namtai Electronic & Electrical Products Ltd have entered into the General Service and Purchase Agreement, GSPA, dated 15th February 2001 among other agreements, The GSPA has been duly assigned to Sony Ericsson Mobile Communications AB during 2002 and duly assigned to Namtai Group Management Ltd, Hong Kong at 16th July 2003.

2. The GSPA contains the general terms and conditions for the performance of Product Supply to Sony Ericsson, from Supplier,

3. It is intended that the GSPA will be supplemented by one (1) or more SSA's setting out the specific provisions relating to the performance of Product Supply, and

4. The Supplier has explained that it is willing and fully able to perform the Product Supply on behalf of Sony Ericsson for delivery of high quality Products, under the terms and conditions set out in this SSA and the GSPA.

NOW THEREFORE, in consideration of the mutual obligations herein contained, the Parties agree as follows:

1.       TERMINOLOGY, INTEGRATED PART

         The GSPA shall be an integrated part of this SSA and, accordingly, all terms and conditions in the GSPA shall also apply to this SSA. Capitalised terms contained herein shall have the meanings assigned to them below or as ascribed to them in the GSPA unless otherwise defined in the context or document where it is used.

         "AGREEMENT", means this Specific Service Agreement.

         "GSPA", means the General Service and Purchase Agreement referred to in the "Whereas"-section above entered into between the Parties.

                                                                     Page 2 of 7
                                                               19 September 2003

         "PRODUCT", means the Bluetooth Headset Ji-Long, developed by Sony Ericsson and as further specified in this Agreement.

         "PA", means the Purchase Agreement separately signed covering the Product. The PA will be the new name of the SPA mentioned in the GSPA.

         "SSA", means this Specific Service Agreement.

2.       SCOPE OF THE SSA

2.1      Under the terms and conditions set forth in the Agreement Documents

         (i) Supplier shall - exclusively for Sony Ericsson - perform Product Supply regarding the Product, and

         (ii) Sony Ericsson shall be entitled to purchase the Products from Supplier under the PA.

2.2 In the event of an inconsistency in the Agreement Document, the inconsistency shall be resolved by giving documents precedence in the following order:

         (i) The Purchase Order, excluding Sony Ericsson's general purchasing conditions if such have been enclosed with the Purchase Order,

         (ii)     The PA,

         (iii)    The GSPA.

         (iv)     This Agreement excluding the Enclosures,

         (v)      Enclosure 2.3       Project Plan

         (vi)     Enclosure 10.1      Prices and Price model

         (vii)    Enclosure 14.1      Purchase of components,

         (viii)   Enclosure 14.2      Forecast, Flexibility & Liability model

2.3 Included in the Product Supply shall be repair and maintenance services as set out in Enclosure 2.3.

3.       FORECASTS AND ROADMAPS

3.1      A forecast of RTL and production volumes may be included in Enclosure
         2.3. These volume are only for production and capacity planning purposes. Sony Ericsson is not committed to buy according to the forecasted volumes. Sony Ericsson is liability for forecasted volumes as per Article 14.

4.       COMMUNICATION AND CONTACT PERSONS

4.1 In accordance with Subsection 5.5 of the GSPA the Parties hereby appoint the contact persons set out in Enclosure 2.3 to receive and to communicate information.

5.       INDUSTRIALISATION SERVICES

                                                                     Page 3 of 7
                                                               19 September 2003

5.1 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.1 of the GSPA, lead and be responsible for the industrialisation of Product.

5.2 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.4 of the GSPA, provide information for the design work and furthermore manufacture the test applications.

5.3 The requirements for traceability as provided in Subsection 6.7 in the GSPA shall be as set out in Enclosure 2.3.

6.       INDUSTRIALISATION-TEST APPLICATIONS.

6.1 Supplier shall develop and deliver Manufacturing Test Applications as set out in Section 7 of the GSPA and as the case may be in Enclosure 2.3


7.       PROTOTYPES

7.1      Supplier shall

         (i)      provide Sony Ericsson with Prototypes

         (ii)     review the Prototypes for manufacturability,

         (iii)    perform the testing of the Prototype, as defined in Enclosure
                  2.3 and

         (iv) provide Sony Ericsson with written reports of the analysis of the Prototypes.

8.       SPECIFICATION

8.1 Supplier shall not deliver any Products unless they meet the requirements set out in the Specification as set out in Enclosure 2.3 and amended from time to time in and as further described in Section 14 in the GSPA.

9.       DOCUMENTATION

9.1      Project Documentation

         The Supplier shall submit written reports to Sony Ericsson on the activities and the progress of the Product Supply. Such reports shall include the reports and plans specified in Enclosure 2.3.

9.2      Product Documentation

         Supplier shall produce and deliver to Sony Ericsson Product Documentation fulfilling the requirements set out in templates included in Enclosure 2.3.

10.      PRICING AND TERMS OF PAYMENT

10.1 The current price and the price model of the Product shall be as set out in Enclosure 10.1.

         All invoices sent by Supplier shall be in USD or Euro as agreed in the PA

                                                                     Page 4 of 7
                                                               19 September 2003

10.2     Price review

         The price of the Products shall be reviewed and agreed quarterly before the ending of every quarter in order for the prices to be firm for deliveries during the following quarter.

         The basis for the price review shall be:

         (i)      significant changes in volumes, and/or;

         (ii)     fluctuations in the exchange rate as defined below, and/or;

         (iii)    changes to the Specification, and/or;

         (iv) increased production efficiency including but not limited to "The learning curve advantage", and/or;

         (v)      changes in the price of the components.

         (vi) delivery performance in the last quarter before against agreed and acknowledge order, call of lead time

         Changes in the Specification and/or changes of a specific component price during a quarter, which causes a different price shall immediately or with a reasonable delay - due to material in stock - apply to all ordered Products. Such reasonable delays shall however only relate to reasonable explainable normal stock levels or situations with higher stock levels attributable to Sony Ericsson. At the quarterly price review meetings Supplier will describe and specify the changes made during the quarter. The different price shall be passed on to Sony Ericsson at the aforementioned fixed exchange rate as defined in GSPA.

11.      TERMS OF DELIVERY

11.1     Delivery time

         The Supplier shall perform the Product Supply, in accordance with the time-schedule set out in Enclosure 2.3 Dates of delivery of volume produced Products shall be as stated in the relevant P.O.

11.2     Delivery terms

         Applicable terms of delivery shall be FCA Hong Kong international Airport, INCOTERMS 2000, unless otherwise agreed in P.O.

12.      PACKING AND LABELLING

12.1 The Products shall be packed and marked separately as set out in the Specifications and the applicable Purchase Order. The Purchase Order and product numbers shall be set out in the shipping documents.

13.      QUALITY

13.1 All Product Supply shall be handled in accordance with the standards/requirements set out in the Specification and in Enclosure 2.3

                                                                     Page 5 of 7
                                                               19 September 2003

14.      PURCHASE OF COMPONENTS

14.1 The Supplier shall purchase materials at contracted prices under existing Sony Ericsson Agreements for supply of materials as set out in Enclosure 14.1.

14.2 Sony Ericsson liability for components as related to volume forecast as set out in Enclosure 14.2

14.3 The Supplier is responsible for the purchase and supply of all components.

15       TERM OF AGREEMENT AND TERMINATION

15.1 This Agreement shall come into force upon its execution by duly authorized representatives of both Parties and shall remain in effect until three (3) months have passed following written notice of termination by either Party, unless terminated on an earlier date as set out in Section 29 "TERM OF AGREEMENT AND TERMINATION" in the GSPA.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, in duplicate, each party taking one copy.

Date: 19th September 2003                              Date: 19th September 2003
Place: Shenzhen, China                                 Place: Lund

NAMTAI ELECTRONIC                                      SONY ERICSSON MOBILE
(SHENZHEN) CO. LTD.                                    COMMUNICATIONS AB

/s/ Karene Wong                                       /s/ Matho Gylling
--------------------                                  -------------------------
KARENE WONG                                           Matho Gylling
08-Dec-03                                             16-08-03

                                                                  Enclosure 10.1
                                                         Prices and Price model.

PRICE MODEL.

See enclosed Excel sheet, (Enclosure 10.1 A) to be applied as price model.

PRICE.

The following price of the Product is agreed.

All prices in USD.

Price of 18.77

Prices shall be updated during the development work.

Tooling cost: 80300 USD for a production capacity of 100k units per month.

Production Jig : 10000 USD for a production capacity of 100k units per months.

Tooling shall be amortized over a fixed amount of units of 100k, to be defined and added onto the product price.

                                                                Enclosure 10.1 A
                                                                     Price model

1 MATERIAL COST

      Bill of material                                  15.5103
      Material scrap 1%                                  0.1551
      Material burden 1.5%                               0.2327
      TOTAL MATERIAL COST                               15.9000
                                                        =======
 2 LABOUR COST

      PROCESS        RATE (USD)   LABOUR TIME

      SMT            0.003/chip                          0.6020
      Final assy.    4.24/hour                           0.6590
      Testing        4.24/hour                           0.5410
      Packaging      4.24/hour                           0.1293
      TOTAL LABOUR COST                                  1.9300
                                                        =======
3 FREIGHT COST

   According to enclosure                                0.0700
                                                        =======
4 FINANCIAL COST

      1 .5% of bill of material for 60 days credit

      0.75% of bid of material for 30 days               0.1200
      sea shipment. IF APPLICABLE                       =======

      0.375% of bill of material for 15
      days sea shipment. IF APPLICABLE

5 PROFIT

      4.8% of bill of material                           0.7500
                                                        =======
TOTAL UNIT PRICE                                        18.7700
                                                        =======
TOOLING COST (FOR  INFORMATION ONLY)                     80,300
                                                        =======

                                                                  Enclosure 14.1
                                                         Purchase of components.

         COMPONENTS BOUGHT UNDER SONY ERICSSON AGREEMENTS.

         Supplier may call off volumes of below listed components from applicable Sony Ericsson agreements. Any such components shall only be used for manufacturing of the Product. Supplier may issue a forecast of the estimated volume to the selected component supplier to secure delivery.

         Supplier is solely responsible for the supply chain

         1.       Icon

         2.       System connector

         3.       Bluetooth chip set

         4.       Battery

         Sony Ericsson will advise about agreements with component supplier and valid prices during the project.

                                                                 Enclosure 14.2,
                                         Forecast, Flexibility & Liability model

         Sony Ericsson's forecast and production planning process, named Seihan Process is based upon constraint planning, i.e. the planning process takes all constraints regarding the product, components, manufacturing capacity, and other thereto related matters of Sony Ericsson entire supply chain. The Seihan Process operates with a six months planning period.

         This Forecast, Flexibility & Liability model, the Model, defines the responsibilities and undertaking of both Parties with regard to forecasts, flexibility and lead-times.

         The components covered by this Model shall solely be used for the manufacturing of the Product. See enclosed Excel sheet, Enclosure 14.2A defining the Model. Components included in the Model shall have a significant impact upon the Product price and/or the applicable delivery lead-time. Standard components shall not be included in the Model. Volume figures, component lead-times and prices shall be updated on a monthly base by Sony Ericsson. (Seller shall provide input for lead-times.)

         Sony Ericsson shall issue a new Model the last business day of each month, with updated forecast volumes, prices and lead-times for the following six months. Prices and lead times shall be agreed with supplier prior to such update.

         If the forecast proposal during the ramp-up period, (normally three months from the RTL-date) is higher than the latest agreed flexibility limits or production capacity Sony Ericsson may issue a forecast proposal to Supplier in order for Supplier to confirm if the availability of the necessary production capacity. This forecast proposal shall be communicated in due time before the Model shall be issued at the end of each month.

         Supplier undertakes that for all components listed in the Model actively work for to reduce the lead-time for each component in order to increase the flexibility of production process and to reduce its own financial exposure. The agreed objective, which is not a binding commitment of the Supplier, shall be to reduce lead-time by 20% annually.

         If Supplier does not receive the purchase orders in the quantity amount as stated in the forecast or any part thereof for any month within the agreed lead-time, the Supplier shall withhold purchase of components for that month and for subsequent months in the excess of the purchase orders received. For purpose of clarification; The forecasted volume do not constitute a commitment to buy the Product, deviations is likely to appear

         It is recommended that purchase orders for component shall be placed at component suppliers on weekly bases to enable high flexibility. Seller to align amount of components in stock and on PO with amount of Products on order and in production considering the applicable lead-time for each component

         Supplier shall always have an obligation to reallocate any components in stock and on order which becomes in excess due to changes in

                                                                 Enclosure 14.2,
                                         Forecast, Flexibility & Liability model

         forecasted volumes within (above) the flexibility limit. The agreed flexibility limit each month is 60% of the forecasted volume of the previous months forecast. For any components in excess, covered by the Model but outside the flexibility limit, Sony Ericsson shall bear liability for the cost of the excess components outside the flexibility limit, provided the Model is rejected as defined below. Sony Ericsson may allocate these excess volume within (above) the flexibility limit to subsequent months on the condition that such excess volume shall not be reallocated over any period more than 6 months thereafter.

         In case of sudden, unforeseen events which would significantly change the forecast volume or call off quantities during a calendar month, the Model shall be updated and agreed by the parties to reflect the status at such time, (week) by inserting the current week in the Model. The forecasted volume for each month as stated in the latest agreed Model shall be adjusted on a prorata basis to match the current week.

         The Supplier shall within three days from receipt of a new Model review and confirm the acceptance of the same. However, if the forecasted volume in the new Model is without (below) the 60% flexibility limit, Supplier may reject the new Model and the following shall apply; (Enclosure 14.2B is an illustration of the application of the Model in various scenarios)

         - Supplier undertakes to use his best commercial effort to reallocate, divest and cancel any excess component due to the new forecast provided by Sony Ericsson. Any remaining components (calculated on a 4-weeks basis) which are covered by the Model shall be kept in stock free of charge for the first three months following the rejection of the new Model. After this three months period Supplier may agree to the liability undertaking by Sony Ericsson as set out in the latest agreed Model. Such liability undertaking is calculated as defined in the latest agreed model.

         - Sony Ericsson will assume liability for the scrapping of excess components covered by the Model provided that Sony Ericsson has given the Supplier a written approval to scrap. Sony Ericsson maximum liability shall always be limited to the direct cost for the components; taking into consideration the applicable lead-times and the forecast volume all as defined in the Model.

         - Sony Ericsson shall always have the option to have any excess components assembled into finished Products at agreed price instead of scrapping the components.

         - Supplier may invoice (30 days net) Sony Ericsson for any components covered by this Model and still remaining after three months or at the end of the undertaking

         Any non insignificant delay in delivery of the Products, caused by Supplier shall fully relieve Sony Ericsson from its liability under this Article.

         Any undertaking by Sony Ericsson and/or Supplier as defined herein shall be valid until for 30th December 2004.

                                                                 Enclosure 14.2,
                                         Forecast, Flexibility & Liability model

         Supplier may invoice Sony Ericsson for any components left at 30th December 2004 and covered by the last agreed Model within 30 days thereafter and Sony Ericsson shall settle any such invoice within 30 days from the date of invoice. The Supplier shall deliver the concerned components as advised by Sony Ericsson, FCA "HK / SZ" acc. to INCO-terms 2000.

                                       Enclosure 14.2 A
                                       Forecast, flexibility and Liability model

           DEFINITION OF FORECAST, FLEXIBILITY & LIABILITY, THE MODEL

Fore cast & liability                                              (?)
Part no:                        DPY XXX                            (?)
Description                     BT (?)                             (?)
Project                         A Long (T2 Up Version)
Date of "The Model"             30th November 2003
Week of "The Model"             end of week 48       (N)
Leadtime, call off, Weeks                           2
Leadtime, w/o f.c Weeks                            16
Product Price                                   18.77

Month                               1              2               3                  4                 5            6
------------------------------------------------------------------------------------------------------------------------------------
Accumulated BOM cost               15,51025      15,51025           8,37829            6,21020           8,00000                0
per month, (USD)
% Liability per Month                   100%           85%               80%                97%               50%               0%
Forecast week                  49-01 (N+1-5)  02-05(N+6-9)   06-09 (N+10-13)   10-14(N10+14-18)   15-18 (N+19-22)   19-22(N+23+26)


Forecast month                     December       January          February              March             April              May
Average forecast per month                0             0                 0             50,000            50,000           50,000
Maximum liability per month,              0             0                 0            301,195           150,000                0
(USD)
------------------------------------------------------------------------------------------------------------------------------------
Total liability, (USD)              451,195

Flexibility
Presently agreed/installed max. production capacity         25000                  per week
Leadtime to increase capacity with 50%                         16                     Weeks
Leadtime to increase capacity with 100%                        16                     Weeks
Maximum flexibility within installed capacity to increase                 % of volume month 1
production per month, upword flexibility

Prices and Leadtime of selected components.

All Leadtimes are including 2 weeks for manufacturing.

Component                         NT Part no.          Part no.       Leadtime Weeks            Price, USD
----------------              ----------------     ---------------    --------------            -----------   --------
MULTICHIP MODULE                         0107-                                    16               6.00000
"BFB 101"
MICROCIRCUIT                             0107-                                    16
PCF(?)
Transistor                      0103-BSH 10301          BSH103                    14               0.06700
Transistor                      0103-FDN 10301         FDN338P                    14               0.09700
THERMISTOR                               0214-                                    14               0.02620     6.21020
CHIP CAP                      0309-0015(?)A111                                    12               0.00231
CHIP CAP                       0309-2201BJA111                                    12               0.00500
Chip inductor                    0406-22302191     LOH32CN4220K21L                12               0.03950
Transistor                      0101-UMA 11N21                                    10               0.03400
Transistor                       0101-BC857891                                    10               0.02200
Transistor                       0101-2018TL21                  (?)               10               0.06220
Transistor                      0101-C(?)17091                  (?)               10              0.0(?)00
DIODE SCH                       010(?)-1P(?)11                  (?)               10               0.09000
SUPPRESSOR VARISTOR            0213-567(?)0521                  (?)               10               0.13500
LED               0               109-165HRY01                  (?)               10             0.07(?)00
PUSH-BUTTON                      1806-EVOPPK12                  (?)               10               0.17949
MELTING FUSE                     1916-05230303                  (?)               10              0.0935(?)
TRANSISTOR                               0101-                  (?)               10               0.02700
LDO REGULATOR                            0107-                                    10               0.12000
RECTIFIER                                0106-                                    10               0.07000
MULTILAYERPRINTBOAR                      0601-                                    10               0.84000
XTAL 13MHZ 4x2.5x1mm                     1903-                                    10             0.33(?)00     8.37829
(?) CAP                            0305-3363(?)                                    8               0.12308
CHIP CAP                       0309-1001BKA211                                     8               0.00550
CHIP CAP                     0309-1002(?)KA211                                     8              0.01283
CHIP CAP                       0309-10037ZA211                                     8             0.032(?)2
CHIP CAP                     0309-1004(?)ZB211                                     8               0.01154
CHIP CAP                       0309-0330BJA111                                     8               0.00942
CHIP CAP                      0309-470(?)ZC211                                     8               0.032(?)
CHIP CAP                          0309(?)BA111                                     8               0.00410
Chip inductor                   0406-10002(?)f                  (?)                8               0.01000
Chip inductor                    0406-680021C1                  (?)                8              0.057500
PCB                                                                                8              0.084000
Battery                       1712-GP 1588(?)1                  (?)                8               0.93000    10.96527
CHIP RES                       0210-00001J(?)1                                     6               0.00138
CHIP RES                         0210-1001(?)A                                     6               0.01269
CHIP RES                        0210-00101(?)1                                     6               0.00136
CHIP RES                           0210-1003FA                                     6               0.00118
CHIP RES                           0210-1002BA                                     6              0.0034(?)
CHIP RES                       0210-22001B(?)1                                     6               0.00231
CHIP RES                       0210-22021B(?)1                                     6               0.00923
CHIP RES                       0210-22011B(?)1                                     6              0.00.462
CHIP RES                       0210-00471J(?)1                                     6               0.00069
CHIP RES                         0210-45021BB1                                     6               0.00231
CHIP RES                     0210-00(?)21J(?)1                                     6               0.00069
CHIP RES                     0210-0(?)201B(?)1                                     6               0.00231
CHIP RES                                 0210-                                     6               0.00090
CHIP RES                                 0210-                                     6             0.00(?)92
CHIP RES                                 0210-                                     6               0.00115
CONNECTOR                        1803-03402K43                                     6               0.30500
SPEAKER                        1921-131(?)0541                                     6               0.58000
MICROPHONE                       1911-44052A62                                     6             0.3(?)538
TOP HOUSING                                NEW                                     6              0.4(?)23
BOTTOM HOUSING                             NEW                                     6               0.57077
DECORATIVE PANEL                           NEW                                     6             0.0(?)154
MIC BOOT                                   NEW                                     6               0.05538
ACTION BUTTON                              NEW                                     6               0.03538
LIGHT GUIDE                                NEW                                     6              0.0348(?)
VOLUME UP                                  NEW                                     6             0.113(?)5
VOLUME DOWN                                NEW                                     6            0.11.3(?)5
MIC DOOR                                   NEW                                     6             0.113(?)5
HOOK BEARING                               NEW                                     6             0.113(?)5
SCREW                           6214-0 (?)6403                                     6               0.02462
BEZEL                                    BEZEL                                     6               0.06815
COVER SHIELD                               NEW                                     6              0.01(?)2
ANTENNA                                    NEW                                     6             0.04(?)15
FLIP OUTSIDE                               NEW                                     6            0.041(?)15
FLIP INSIDE                                NEW                                     6             0.033(?)5
FLIP PLASTIC                               NEW                                     6              0.01(?)2
FLIP SHAFT                                 NEW                                     6               0.05077
HINGE BASE                                 NEW                                     6             0.1(?)7(?)
HINGE RUBBER                               NEW                                     6                 0.0(?)
HOOK                                       NEW                                     6               0.22923
HINGE JOINT                                NEW                                     6               0.02923
BATTERY FOAM                               NEW                                     6                0.00(?)
LIGHT GUIDE FOAM                           NEW                                     6               0.00585
CONNECTOR CLOTH                            NEW                                     6                0.0094
SEMC ICON 8.0mm                                                                                     0.09(?)
Others (All + Bulk                                                                                 0. (?)4
Packing)
                                                                                                              15,51025

                                   GRAND TOTAL                                                    15.51025

                                                                 Enclosure 14.2A
                                       Forecast, Flexibility and Liability model

           DEFINITION OF FORECAST, FLEXIBILITY & LIABILITY, THE MODEL.

                        FILL OUT YELLOW AND BLUE FIELDS

                       YELLOW FIELDS TO BE UPDATED MONTHLY

                       BROWN FIELDS CALCULATED BY FORMULA

FORE CAST & LIABILITY
Part no:                     DPY XXX
Description                  BT Headset
Project                      Ji Long (T2 Up Version)
Date of "The Model"          31st December 2003
Week of "The Model"                 week 01            (N)
Leadtime, Call off. Weeks                        2
Leadtime, w/o f.c. Weeks                        16
Product Price                                18.77
Month                                            1               2               3              4
Accumulated BOM cost per
month, (USD)                              15,51025        15,51025         8,37829    6,21020    6,21020
% Liability per Month                          100%             85%             80%        97%        97%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                                15,5103         13,1837          6,7026     6,0239     6,0239
Forecast week                       02-05 (N + 1-4)   06-09 (N+5-8)  10-14 (N+9-13)     15-18   (N+14-17)
Forecast month                       January            February         March                  April
Average forecast per
month                                            0               0          30 000     20 000     10 000
Maximum liability per
month, (USD)                                     0               0         201 079    120 478     60 239
Total liability, (USD)                     471 796

FORE CAST & LIABILITY
Part no:
Description
Project
Date of "The Model"
Week of "The Model"
Leadtime, Call off. Weeks
Leadtime, w/o f.c. Weeks
Product Price
Month                                     5             6
Accumulated BOM cost per
month, (USD)                        6,00000   0,00000    0,00000
% Liability per Month                    50%        0%         0%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                          3,0000    0,0000     0,0000
Forecast week                19-22 (N+18-21)    23-27 (N+22-26)
Forecast month                     May               June
Average forecast per
month                                30 000    10 000     20 000
Maximum liability per
month, (USD)                         90 000         0          0
Total liability, (USD)

FLEXIBILITY
Presently agreed/installed max. production capacity                         25000        per week
Leadtime to increase capacity with 50%                                         16        Weeks
Leadtime to increase capacity with 100%                                        16        Weeks
Maximum flexibility within installed capacity to increase production
per month, upward flexibility.                                                           % of volume month 1

REMARKS :

1. THIS LATEST UPDATED MODEL IS ACCEPTABLE WITH THE ASSUMPTION THAT THE REVISED QTY SHOULD BE WITHIN (ABOVE) FLEXIBILITY LIMIT (60%) OF PREVIOUS MONTHS FORECAST.
     THE NEW MODEL IS REJECTED IF THE REVISED QTY IS LESS THAN 60% OF PREVIOUS FIGURES.
     FOR EXAMPLE, THE PREVIOUS FIGURES IS 50K, THE LIMIT FOR REVISED QTY IS 30K.

2. BOTH PARTIES HAS AN OBLIGATION TO REALLOCATE OR REUSE EXCESS MATERIAL DUE TO THE LOWER FORECAST AS DESCRIBE IN ENCLOSURE 14.2

                                                                 Enclosure 14.2A
                                       Forecast, Flexibility and Liability model

           DEFINITION OF FORECAST, FLEXIBILITY & LIABILITY, THE MODEL.

                        FILL OUT YELLOW AND BLUE FIELDS
                       YELLOW FIELDS TO BE UPDATED MONTHLY
                       BROWN FIELDS CALCULATED BY FORMULA

FORE CAST & LIABILITY
Part no:                    DPY XXX
Description                 BT Headset
Project                     Ji Long (T2 Up Version)
Date of "The Model"         31st December 2003
Week of "The Model"                week 01            (N)
Leadtime, Call off. Weeks                       2
Leadtime, w/o f.c. Weeks                       16
Product Price                               18,77
Month                                           1                   2                3                     4
Accumulated BOM cost
per month, (USD)                         15,51025            15,51025          8,37829      6,21020             6,21020
% Liability per Month                         100%                 85%              80%          97%                 97%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                               15,5103             13,1837           6,7026       6,0239              6,0239
Forecast week                        02-05 (N+1-4)       06-09 (N+5-8)   10-14 (N+9-13)           15-18 (N+14-17)
Forecast month                         January              February          March                    April
Average forecast per
month                                           0                   0           29 000       21 000               8 000
Maximum liability
per month, (USD)                                0                   0          194 376      126 502              48 191
Total liability, (USD)                     456069

FORE CAST & LIABILITY
Part no:
Description
Project
Date of "The Model"
Week of "The Model"
Leadtime, Call off. Weeks
Leadtime, w/o f.c. Weeks
Product Price
Month                                      5               6
Accumulated BOM cost
per month, (USD)                     6,00000       0.00000    0,00000
% Liability per Month                     50%            0%         0%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                           3,0000        0,0000     0,0000
Forecast week               19-22 (N + 18-21)        23-27 (N+22-26)
Forecast month                     May                    June
Average forecast per
month                                 29 000        13 000     16 000
Maximum liability
per month, (USD)                      87 000             0          0
Total liability, (USD)

FLEXIBILITY
Presently agreed/installed max. production capacity                       25000       per week
Leadtime to increase capacity with 50%                                       16       Weeks
Leadtime to increase capacity with 100%                                      16       Weeks
Maximum flexibility within installed capacity to increase production
per month, upward flexibility.                                                        % of volume month 1

REMARKS :

1. THIS NEW MODEL IS REJECTED SINCE THE REVISED QTY IS WITHOUT (BELOW) FLEXIBILITY LIMIT (60%) OF PREVIOUS MONTH FORCAST.
     FOR EXAMPLE, THE PREVIOUS FIGURES IS 50K, THE LIMIT FOR REVISED QTY IS 30K.

SINCE THIS MODEL IS REJECTED IT IS NOT VALID, IE THE LATEST AGREED MODEL, IE END NOVEMBER WOULD BE VALID.

                                                                 Enclosure 14.2A
                                       Forecast, Flexibility and Liability model

           DEFINITION OF FORECAST, FLEXIBILITY & LIABILITY, THE MODEL.

                         FILL OUT YELLOW AND BLUE FIELDS
                       YELLOW FIELDS TO BE UPDATED MONTHLY
                       BROWN FIELDS CALCULATED BY FORMULA

FORE CAST & LIABILITY
Part no:                      DPY XXX
Description                   BT Headset
Project                       Ji Long (T2 Up Version)
Date of "The Model"           31st December 2003
Week of "The Model"                  week 01            (N)
Leadtime, Call off. Weeks                          2
Leadtime, w/o f.c. Weeks                          16
Product Price                                  18,77
Month                                              1               2                 3               4
Accumulated BOM cost per
month, (USD)                                15,51025        15,51025           8,37829      6,21020       6,21020
% Liability per Month                            100%             85%               80%          97%           97%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                                  15,5103         13,1837            6,7026       6,0239        6,0239
Forecast week                           02-05 (N+1-4)   06-09 (N+5-8)    10-14 (N+9-13)        15-18   (N + 14-17)
Forecast month                             January         February           March                       April
Average forecast per
month                                              0               0            29 000       21 000         8 000
Maximum liability per
month, (USD)                                       0               0           194 376      126 502        48 191
Total liability, (USD)                       456 069

FORE CAST & LIABILITY
Part no:
Description
Project
Date of "The Model"
Week of "The Model"
Leadtime, Call off. Weeks
Leadtime, w/o f.c. Weeks
Product Price
Month                                       5               6
Accumulated BOM cost per
month, (USD)                          6,00000     0,00000     0,00000
% Liability per Month                      50%          0%          0%
Liability Amount =
Accumulated BOM Cost (*)
Liability %                            3,0000      0,0000     0,0000
Forecast week                  19-22 (N+18-21)       23-27 (N+22-26)
Forecast month                      May                   June
Average forecast per
month                                  29 000      13 000      16 000
Maximum liability per
month, (USD)                           87 000           0           0
Total liability, (USD)

FLEXIBILITY
Presently agreed/installed max. production capacity                          25000         per week
Leadtime to increase capacity with 50%                                          16         Weeks
Leadtime to increase capacity with 100%                                         16         Weeks
Maximum flexibility within installed capacity to increase production
per month, upward flexibility.                                                             % of volume month 1

REMARKS :

1. THIS NEW MODEL IS REJECTED SINCE THE REVISED QTY IS WITHOUT (BELOW) FLEXIBILITY LIMIT (60%) OF PREVIOUS MONTH FORCAST.
     FOR EXAMPLE, THE PREVIOUS FIGURES IS 50K, THE LIMIT FOR REVISED QTY IS 30K.

SINCE THIS MODEL IS REJECTED IT IS NOT VALID, IE THE LATEST AGREED MODEL, IE END NOVEMBER WOULD BE VALID.